Exhibit 10.6
PENN MILLERS STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT FOR
NONQUALIFIED STOCK OPTION
FOR NON-MANAGEMENT DIRECTORS

BETWEEN
PENN MILLERS HOLDING CORPORATION
AND

(the Optionholder)
Date of Award:
Number of Shares:
Exercise Price:
Option Expiration Date:

NONQUALIFIED STOCK OPTION AGREEMENT
Number of shares subject to option:                      shares (the “Option”).
This Agreement dated                     , 2010, between Penn Millers Holding Corporation (the “Corporation”) and                                          (the “Optionholder”).
WITNESSETH:
1. Award of Option
Pursuant to the provisions of the Penn Millers Stock Incentive Plan (the “Plan”) the Corporation hereby awards to the Optionholder, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Corporation, all or any part of an aggregate of  _____  shares of common stock (par value $0.01 per share) of the Corporation (the “Common Stock”) at the exercise price of $_____ per share; such option to be exercised as hereinafter provided.
2. Terms and Conditions
It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:
(a)	Expiration Date. Subject to the provisions of Paragraph 2(d), the Option awarded hereby shall expire on .

(b)	Exercise of Option. Except as may be provided below, no part of this Option may be exercised until the Optionholder has remained in the continuous service as a non-employee director of the Corporation or of a Subsidiary for the following periods after date hereof:

Vesting Date	% of Shares Vesting	Number of Shares Vesting
20%
20%
20%
20%
20%
This Option may be exercised in whole at any time, or from time to time in part, to the extent vested, prior to the expiration date specified in Paragraph 2(a) hereof. Any exercise shall be accompanied by a written notice to the Corporation specifying the number of shares as to which the Option is being exercised. Notwithstanding the foregoing:
(1) upon the occurrence of a Change in Control, all unvested Options then held by the Optionholder shall vest and become immediately exercisable;

(2) if the Optionholder’s service with the Corporation or a Subsidiary terminates due to death or Disability on or after the date in which the Optionholder (A) reaches age 55 or (B) has completed 10 years of service with the Corporation or a Subsidiary (including a predecessor of the Corporation or a Subsidiary), unvested Options then held by the Optionholder shall vest and become immediately exercisable on a pro-rata basis based on the number of full months that the Optionholder provided services to the Corporation or a Subsidiary during the period beginning on the day after the most recent vesting date set forth in Section 2(b) and ending on the next scheduled vesting date set forth in Section 2(b); and

(3) if the Optionholder’s service with the Corporation or a Subsidiary terminates (other than for death, Disability, or by reason of a Termination or Dismissal for Cause) on or after the Optionholder reaches age 65, unvested Options then held by the Optionholder shall vest and become immediately exercisable on a pro-rata basis based on the number of full months that the Optionholder provided services to the Corporation or a Subsidiary during the period beginning on the day after the most recent vesting date set forth in Section 2(b) and ending on the next scheduled vesting date set forth in Section 2(b).
(c)	Payment of Exercise Price upon Exercise. At the time of any exercise, the exercise price of the shares as to which this Option may be exercised shall be paid in cash or, subject to the conditions and limitations described in the Plan, by one of the methods of payment set forth in the Plan for the exercise of a Nonqualified Stock Option.

(d)	Exercise upon Death, Being Disabled or other Termination of Service.
(1) In the event of the termination of the Optionholder’s service by reason of death or Disability, this Option may be exercised, to the extent that the Optionholder was entitled to do so at the date of termination of service due to such cause, in whole at any time, or from time to time in part, within 12 months after the Optionholder’s death or Disability, but in no event later than the expiration date specified in Paragraph 2(a) hereof.

(2) In the event the Corporation or a Subsidiary terminates the service of the Optionholder (other than if the termination is a Termination or Dismissal for Cause), this Option may be exercised, to the extent that the Optionholder was entitled to do so at the date of termination of service due to such cause, in whole at any time, or from time to time in part, within 12 months after the date of such termination, but in no event later than the expiration date specified in Paragraph 2(a) hereof.

(3) In the event the Optionholder’s service is voluntarily terminated by the Optionholder, this Option will expire upon such termination of service; provided, however, that if the Optionholder terminates on or after reaching age 65, this Option may be exercised, to the extent that the Optionholder was entitled to do so at the date of termination of service, in whole at any time, or from time to time in part, within 12 months after the date of such termination, but in no event later than the expiration date specified in Paragraph 2(a) hereof.

(4) Notwithstanding anything herein to the contrary, in the event the Optionholder’s termination of service is a Termination or Dismissal for Cause, all rights to exercise this Option shall lapse upon the date of such termination of service.
(e)	Nontransferability. This Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionholder, this Option shall be exercisable only by the Optionholder.

(f)	Adjustments. In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split, or reverse stock split, then the shares of Common Stock then subject to this Option and the exercise price thereof shall be increased, decreased, or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events. If there shall be any other change in the number or kind of the outstanding shares of the Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment to the terms of this Option, then such adjustment shall be made in accordance with such determination. Any adjustment so made shall be final and binding upon the Optionholder.

(g)	No Rights as Shareholder. The Optionholder shall have no rights as a shareholder with respect to any shares of Common Stock subject to this Option prior to the date of issuance of a certificate or certificates for such shares.

(h)	No Right to Continued Service. This Option shall not confer upon the Optionholder any right to continue in the service, nor shall it interfere in any way with the right of the Corporation or any Subsidiary to terminate the Optionholder’s service at any time and for any reason.

(i)	Compliance with Law and Regulations. This Option and the obligation of the Corporation to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to (1) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (2) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

3. Investment Representation
The Corporation may require the Optionholder to furnish to the Corporation, prior to the issuance of any shares upon the exercise of all or any part of this Option, an agreement (in such form as the Corporation may specify) in which the Optionholder represents that the shares acquired upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.
4. Optionholder Bound by Plan
The Optionholder acknowledges receipt of a copy of the Plan and agrees that this award shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan.
5. Notices
Any notice hereunder to the Corporation shall be addressed to it at its office, 72 North Franklin Street, P.O. Box P, Wilkes Barre, PA 18773 0016; Attention: Chief Financial Officer, (or to such different address as the Corporation may designate in writing) and any notice hereunder to Optionholder shall be addressed to him or her at the most recent address as shown in the stock records of the Corporation.
IN WITNESS WHEREOF, Penn Millers Holding Corporation has caused this Agreement to be executed by a duly authorized officer and the Optionholder has executed this Agreement, both as of the day and year first above written.

PENN MILLERS
HOLDING CORPORATION	OPTIONHOLDER

By

Douglas A. Gaudet	(Signature)
President and Chief Executive Officer

(Print Address)

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